UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   April 1, 2008

ARCTIC CAT INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction
of Incorporation)

0-18607	41-1443470
(Commission	(I.R.S. Employer
File Number)	Identification No.)

601 Brooks Avenue South

Thief River Falls, Minnesota	56701
(Address of Principal Executive Offices)	(Zip Code)

(218)-681-8558
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 8, 2007, the shareholders of Arctic Cat Inc. (the “Company”) approved the Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan (the “2007 Stock Plan”), which permits the grant of awards to purchase an aggregate of 1,900,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) in the form of stock options (incentive and non-qualified), stock appreciation rights, restricted stock awards, restricted stock units, performance awards of cash or stock and other stock grants (collectively, the “Awards”) to employees, officers, consultants, advisors and directors of the Company who the Compensation Committee determines are eligible for Awards under the 2007 Stock Plan.  A description of the 2007 Stock Plan and the forms of agreements for stock options thereunder was filed with the Securities and Exchange Commission on August 14, 2007.

The Company recently has adopted a Form of Arctic Cat Inc. Restricted Stock Agreement (the “Restricted Stock Agreement”) and a Form of Arctic Cat Inc. Stock-Settled Appreciation Rights Agreement (the “Stock-Settled Appreciation Rights Agreement”) (collectively, the “Agreements”) for Awards of restricted stock and of stock settled appreciation rights (“SSARs”).  Forms of the Agreements describing the terms of each Agreement are filed as Exhibits hereto and are incorporated by reference herein.  Awards granted with the Agreements will be subject to the terms and conditions contained in the Agreements and the 2007 Stock Plan.

On April 1, 2008, the following executive officers (each, an “Executive”) each received a SSAR under a Stock-Settled Appreciation Rights Agreement with respect to the number of shares of Common Stock indicated at a Grant Price of $7.53 per share: Christopher A. Twomey, 32,940; Ole E. Tweet, 11,565; Mary Ellen Walker, 10,125; Timothy C. Delmore, 11,520; Ronald G. Ray, 11,070; Roger H. Skime, 7,035; and Terry Blount, 7,035.  Each Stock-Settled Appreciation Rights Agreement granted on April 1, 2008 provides that the SSAR will be exercisable at such time as trading of the Company’s Common Stock has a Market Price (as such term is defined in the Stock-Settled Appreciation Rights Agreement) equal to or greater than $10.03 for 30 of the preceding 40 trading days; provided, however, that in no event will the SSAR be exercisable earlier than one (1) year or later than five (5) years from the date of the Stock-Settled Appreciation Rights Agreement.  Upon exercise, the Executive is entitled to receive from the Company a number of shares of Common Stock with an aggregate market value on the date of exercise equal to the product of: (A) the number of shares in respect of which the SSAR is being exercised, multiplied by (B) the excess of (i) the Market Price of one share of Common Stock on the date or dates of exercise, over (ii) the Grant Price; provided, however, that the maximum amount of clause (B) is $10.00.  Fractional shares of the Common Stock are paid in cash based on the Market Price on the date of exercise.  Exercise of the SSAR is also subject to the Executive remaining in the employment of the Company and certain other provisions relating to the termination of Executive’s employment and a Change in Control of the Company (as such term is defined in the 2007 Stock Plan).

Item. 9.01.  Financial Statements and Exhibits.

                (d)  Exhibits.

                                                                                                                           10.1  Form of Arctic Cat Inc. Restricted Stock Agreement.

                                                                                                                           10.2  Form of Arctic Cat Inc. Stock-Settled Appreciation Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCTIC CAT INC.

	By	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore,
Chief Financial Officer
Dated: April 7, 2008

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement.
10.2	Form of Stock-Settled Stock Appreciation Rights Agreement.